PROMISSORY NOTE

$30,000.00	March 30, 2014

FOR VALUE RECEIVED, the undersigned, US Natural Gas Corp (“Borrower”)(the “Company”), a Florida for profit corporation, hereby promises to pay to Valvasone Trust (“Lender”)(“Consultant”), or its successor, the principal sum of Thirty Thousand and NO/100 Dollars ($30,000.00), with interest at the rate of three percent (3%) per annum. All unpaid principal and any accrued and unpaid interest shall be due and payable on June 30, 2014 (the “Demand Date”).

The Company and Consultant entered into a Consulting Agreement (the “Agreement”) dated December 27, 2013. Upon the terms of the Agreement, the Consultant was to be compensated $30,000 for services rendered. The Consultant completed the required services on or about March 19, 2014. The Company was not able to pay the Consultant the compensation due, so it has agreed to issue the Consultant this Note in the amount of $30,000.

The maker of this note hereby waves presentment, protest and notice of nonpayment.

IN WITNESS WHEREOF, this Promissory Note has been executed on the day and year first above written.

VALVASONE TRUST:		US NATURAL GAS CORP:

By:	/s/ John DellaDonna	By:	/s/ Wayne Anderson
	John DellaDonna, Trustee		Wayne Anderson, President